EXHIBIT 99.4

                                EXAR CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT



Exar Corporation (the "Company"), pursuant to its 1997 Equity Incentive Plan (the "Plan") has this day granted to the undersigned optionee ("Optionee"), an option to purchase shares of the $.0001 per value common stock of the Company ("Common Stock") as described herein. This option is subject to all of the terms and conditions as set forth herein and on Attachments I, II and III hereto, which are incorporated herein in their entirety.

      Optionee:
      Date of Grant:
      Number of Shares Subject to Option:
      Exercise Price Per Share:
      Expiration Date:


      Vesting Schedule:                                    Date of
      Number of Shares                                Earliest Exercise
        (Installments)                                     Vesting







The Optionee hereby acknowledges (i) receipt of this option and all attachments referenced herein and understands that all rights and liabilities with respect to this option are set forth in this option and said attachments (ii) that as of the date of grant of this option, it sets forth the entire understanding between the Optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (A) any stock option or stock purchase plan maintained by the Company, and (B) the following agreements only:

      None                                Other
                (Initials)


EXAR CORPORATION

      By
           Duly authorized on behalf of            Optionee
           the Board of Directors
                                                   Address:





                                EXAR CORPORATION
                      SUPPLEMENTAL STOCK OPTION AGREEMENT



Exar Corporation (the "Company"), pursuant to its 1997 Equity Incentive (the "Plan") has this day granted to the undersigned optionee ("Optionee"), an option to purchase shares of the $.0001 per value common stock of the Company ("Common Stock") as described herein. This option is subject to all of the terms and conditions as set forth herein and on Attachments I, II and III hereto, which are incorporated herein in their entirety.

      Optionee:
      Date of Grant:
      Number of Shares Subject to Option:
      Exercise Price Per Share:
      Expiration Date:


      Vesting Schedule:                                    Date of
      Number of Shares                                Earliest Exercise
        (Installments)                                     Vesting







The Optionee hereby acknowledges (i) receipt of this option and all attachments referenced herein and understands that all rights and liabilities with respect to this option are set forth in this option and said attachments (ii) that as of the date of grant of this option, it sets forth the entire understanding between the Optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (A) any stock option or stock purchase plan maintained by the Company, and (B) the following agreements only:

      None                                Other
                (Initials)


EXAR CORPORATION

      By
           Duly authorized on behalf of            Optionee
           the Board of Directors
                                                   Address: